Exhibit 99.1

Portland, Oregon

March 31, 2010

FOR IMMEDIATE RELEASE

CASCADE CORPORATION ANNOUNCES FINANCIAL RESULTS FOR THE FOURTH QUARTER ENDED JANUARY 31, 2010

Cascade Corporation (NYSE: CASC) today reported its financial results for the fourth quarter ended January 31, 2010.

Overview

•	Net sales of $80.6 million for the fourth quarter of fiscal 2010 were 19% lower than net sales of $95.1 million for the prior year fourth quarter, excluding the impact of foreign currencies.

•

Net loss was $14.4 million ($1.33 loss per diluted share) for the fourth quarter of fiscal 2010 compared to net loss of $30.5 million ($2.82 loss per diluted share) for the fourth quarter of fiscal 2009.

•	The fourth quarter of fiscal 2010 results include $12.1 million of restructuring costs primarily related to shutting down production at our fork facility in Hagen, Germany.

•	Cost of goods sold was negatively impacted during the fourth quarter of fiscal 2010 by inventory write offs in Europe of $2.5 million primarily related to our restructuring activities.

•	Fourth quarter of fiscal 2010 included $1.3 million of environmental costs related to remediation activities at our facility in Springfield, Ohio.

•	The fourth quarter of fiscal 2009 results include a $46.4 million asset impairment charge for goodwill and intangible assets associated with our North American construction attachment business.

•

The provision for income taxes in the fourth quarter of fiscal 2010 is primarily a result of taxes due in countries where we are generating income. We are currently unable to realize a tax benefit in several European countries where we have incurred losses.

Cascade Corporation

March 31, 2010

Q4 vs. Q3 Comparison (Fiscal 2010)

•

Net sales decreased slightly during the fourth quarter of fiscal 2010 compared to the third quarter of fiscal 2010. Higher sales volumes in Europe were offset by lower sales volumes in all other regions. Historically, fourth quarter sales are negatively impacted due to fewer shipping days during the quarter, as a result of holiday shutdowns.

•

The consolidated gross profit percentage decreased 1% during the fourth quarter of fiscal 2010 compared to the previous quarter. Increased margins in Europe and China were offset by lower margins in North America and Asia Pacific.

•	Fourth quarter of fiscal 2010 included $1.3 million of environmental costs related to remediation activities at our facility in Springfield, Ohio.

•

Operating income, excluding the impact of restructuring costs in Europe and an environmental charge in North America, was $2.0 million lower during the fourth quarter of fiscal 2010 compared to the previous quarter.

Fourth Quarter Fiscal 2010 Summary

•	Summary financial results are outlined below (in thousands, except earnings per share):

Quarter ended January 31,	2010	2009	% Change
Net sales	$80,572	$95,068	(15)%
Gross profit	18,393	22,946	(20)%
Gross profit %	23%	24%
SG&A	17,836	17,614	1%
Environmental	1,255	—
Asset impairment charge	—	46,376
European restructuring costs	12,121	806
Operating loss	(12,874)	(42,604)	(70)%
Interest expense, net	421	399	6%
Foreign currency losses, net	159	1,239	(87)%
Loss before taxes	(13,454)	(44,242)	(70)%
Provision for (benefit from) income taxes	976	(13,741)	(107)%
Effective tax rate	(7)%	31%
Net loss	$(14,430)	$(30,501)	(53)%
Diluted loss per share	$(1.33)	$(2.82)	(53)%

Cascade Corporation

March 31, 2010

•

Consolidated net sales decreased 19%, excluding the impact of currency changes, due primarily to lower sales volumes in North America, Europe and Asia Pacific. Global lift truck shipments were down 25% compared to the prior year. Details of the net sales decrease over the prior year fourth quarter follow (in thousands):

Revenue decrease	$(18,525)	(19)%
Foreign currency changes	4,029	4%

Total	$(14,496)	(15)%

•

Our consolidated gross profit percentage decreased 1% primarily as a result of operational costs associated with our European restructuring, including disruption costs and inventory charges. These factors were offset by a favorable product mix in the current year and lower overhead costs as a result of headcount reductions and other cost saving initiatives implemented during fiscal 2010.

•

We incurred restructuring costs of $12.1 million, primarily related to shutting down production at our fork facility in Hagen, Germany. These costs include $6.1 million of severance costs, $4.2 million of fixed asset write downs and $1.8 million of other restructuring costs.

•	During the fourth quarter of fiscal 2010, we recorded a $1.3 million environmental charge primarily related to remediation activities at our Springfield, Ohio location.

•	During the fourth quarter of fiscal 2009, we recognized a $46.4 million asset impairment charge for goodwill and intangible assets associated with our construction attachment business.

•

The income tax expense in fiscal 2010 is a result of taxes due in countries where we are generating income. We are currently unable to realize a tax benefit in several European countries where we have incurred losses.

Market Conditions

•

Percentage changes in lift truck industry shipments, by region, as compared to the prior year are outlined below. Although lift truck unit shipments are an indicator of the general health of the industry, they do not necessarily correlate directly with the demand for our products.

Shipments Q4 FY10 vs Q4 FY09
North America	(44)%
Europe	(46)%
Asia Pacific	(24)%
China	76%
Global	(25)%

Cascade Corporation

March 31, 2010

•	Percentage changes in fourth quarter fiscal 2010 lift truck industry orders, by region, as compared to the previous quarter are outlined below.

Orders Q4 FY10 vs Q3 FY10
North America	16%
Europe	18%
Asia Pacific	6%
China	7%
Global	12%

•	Towards the end of fiscal 2010, we started to see some positive regional trends in the lift truck market which we believe could continue into 2011. Based on these trends, we believe the following:

•	North America has begun to recover, however it will be at a slow, gradual pace over the upcoming year.

•	Europe seems to have bottomed out and will see a gradual recovery during the next 18 months.

•	The Asia Pacific market will experience slow growth during fiscal 2011.

•	China will continue to grow at a rate that is comparable to the Chinese gross domestic product growth rate.

North America Summary

•	Summary financial results are outlined below (in thousands):

Quarter ended January 31,	2010	2009	% Change
Net sales	$39,472	$48,224	(18)%
Transfers between areas	4,228	4,201	1%

Net sales and transfers	43,700	52,425	(17)%
Gross profit	12,408	14,776	(16)%
Gross profit %	28%	28%
SG&A	9,697	9,752	(1)%
Environmental	1,255	—
Loss on disposition of assets,net	6	24	(75)%
Amortization	47	451	(90)%
Asset impairment	—	46,376	—

Operating income (loss)	$1,403	$(41,827)	(103)%

•

Net sales decreased 19%, excluding the impact of currency changes, primarily due to the economic slowdown in North America. Details of the change in net sales over the prior year quarter follow (in thousands):

Revenue decrease	$(9,244)	(19)%
Foreign currency changes	492	1%

Total	$(8,752)	(18)%

Cascade Corporation

March 31, 2010

•

The gross profit percentage was consistent at 28% due to benefits from price increases at the end of fiscal 2009, a favorable product mix during the current year and a lower overall cost structure which offset significantly lower sales volumes.

•

During the fourth quarter of fiscal 2010, we recorded a $1.3 million environmental charge primarily related to our Springfield, Ohio location. This expense is a result of formalizing a revised remediation plan with the Ohio Environmental Protection Agency.

•	During the fourth quarter of fiscal 2009, we recorded a $46.4 million asset impairment charge for goodwill and intangible assets associated with our North American construction attachment business.

Europe Summary

•	Summary financial results are outlined below (in thousands):

Quarter ended January 31,	2010	2009	% Change
Net sales	$20,896	$28,051	(26)%
Transfers between areas	1,804	202	793%

Net sales and transfers	22,700	28,253	(20)%
Gross profit (loss)	(1,472)	2,500	(159)%
Gross profit (loss) %	(6)%	9%
SG&A	5,158	4,882	6%
Loss (gain) on disposition of assets, net	(1)	184	—
Amortization	—	67	(100)%
Restructuring costs	12,121	806	—

Operating loss	$(18,750)	$(3,439)	445%

•	Net sales decreased 33%, excluding the impact of currency changes, due to weakened economic conditions in Europe. Details of the net sales decrease over the prior year quarter follow (in thousands):

Revenue decrease	$(9,130)	(33)%
Foreign currency changes	1,975	7%

Total	$(7,155)	(26)%

•

The gross profit percentage in Europe was significantly lower compared to the prior year. The lower gross profit was a result of unabsorbed overhead costs and operating costs associated with restructuring activities which caused considerable disruption and inventory write offs. In addition, we are continuing to experience a very competitive market for certain OEM products.

•	The fourth quarter of fiscal 2010 results reflect $12.1 million of restructuring costs primarily related to shutting down production at our fork facility in Hagen, Germany.

•

Excluding the impact of currency changes, selling and administrative expenses decreased 4% in Europe due to lower personnel, selling and other general costs. This is due to spending controls and lower costs after the effects of our restructuring efforts over the past year.

Cascade Corporation

March 31, 2010

Asia Pacific Summary

•	Summary financial results are outlined below (in thousands):

Quarter ended January 31,	2010	2009	% Change
Net sales	$10,550	$13,135	(20)%
Transfers between areas	20	10	100%

Net sales and transfers	10,570	13,145	(20)%
Gross profit	2,600	3,118	(17)%
Gross profit %	25%	24%
SG&A	1,899	2,036	(7)%
Loss on disposition of assets, net	—	17	—

Operating income	$701	$1,065	(34)%

•

Net sales decreased 32%, excluding the impact of currency changes. The decrease is due to lower demand as a result of the economic downturn and a weak lift truck market. Details of the net sales decrease over the prior year quarter follow (in thousands):

Revenue decrease	$(4,140)	(32)%
Foreign currency changes	1,555	12%

Total	$(2,585)	(20)%

•	The gross profit percentage in Asia Pacific increased 1% due to product mix and fluctuations in foreign currency rates.

•	Selling and administrative costs decreased 21% in the current year, excluding the impact of currency changes, due to lower personnel and other general costs.

China Summary

•	Summary financial results are outlined below (in thousands):

Quarter ended January 31,	2010	2009	% Change
Net sales	$9,654	$5,658	71%
Transfers between areas	3,086	3,687	(16)%

Net sales and transfers	12,740	9,345	36%
Gross profit	4,857	2,552	90%
Gross profit %	38%	27%
SG&A	1,082	944	15%
Loss on disposition of assets, net	3	11	—

Operating income	$3,772	$1,597	136%

Cascade Corporation

March 31, 2010

•

Net sales increased 71%, excluding the impact of currency changes, due to an increase in sales volumes as a result of the recovery of the Chinese economy and lift truck market. Details of the net sales increase over the prior year quarter follow (in thousands):

Revenue change	$3,989	71%
Foreign currency changes	7	—

Total	$3,996	71%

•	Transfers between areas decreased due to weakened economic conditions in Europe and Asia Pacific.

•

Gross margin percentages in China increased to 38% from 27% in the prior year. This change is primarily due to changes in product mix, price increases implemented in the prior year and lower intercompany transfers, which carry lower margins.

•	Selling and administrative costs increased 15%, excluding foreign currency changes, due to higher personnel, research and development and other general costs.

Fiscal Year Ended January 31, 2010 Summary

•	Results and comments for the fiscal year ending January 31, 2010 are as follows (in thousands, except earnings per share):

Year ended January 31,	2010	2009	% Change
Net sales	$314,353	$534,172	(41)%
Gross profit	71,070	148,548	(52)%
Gross profit %	23%	28%
SG&A	70,807	85,229	(17)%
Environmental	1,255	—
Loss on disposition of assets, net	98	403	—
Amortization	403	2,519	(84)%
Asset impairment charge	—	46,376	—
European restructuring costs	30,001	2,544	—
Operating income (loss)	(31,494)	11,477	(374)%
Interest expense, net	1,561	3,475	(55)%
Foreign currency losses, net	443	3,611	(88)%
Income (loss) before taxes	(33,498)	4,391	(863)%
Provision for income taxes	5,151	3,124	65%
Effective tax rate	(15)%	71%
Net income (loss)	$(38,649)	$1,267	—
Diluted earnings (loss) per share	$(3.57)	$0.11	—

Cascade Corporation

March 31, 2010

•	Consolidated revenue was 40% lower than the prior year, excluding the impact of currency changes, due to the global economic recession. Details of the revenue decrease follow (in millions):

North America	$(101.7)	(19)%
Europe	(82.2)	(15)%
Asia Pacific	(23.7)	(5)%
China	(6.6)	(1)%
Foreign currency changes	(5.6)	(1)%

Total	(219.8)	(41)%

•

SG&A expenses in fiscal 2010 were 16% lower, excluding the impact of currency changes, than the prior year due to cost reduction activities in light of significantly reduced sales volumes. Regional details of the decrease in SG&A expense follows (in millions):

North America	$(5.4)	(6)%
Europe	(5.7)	(7)%
Asia Pacific	(1.6)	(2)%
China	(0.5)	(1)%
Foreign currency changes	(1.2)	(1)%

Total	(14.4)	(17)%

Other Matters:

•	On March 30, 2010, our Board of Directors declared a quarterly dividend of $0.02 per share, payable on May 13, 2010 to shareholders of record as of April 28, 2010.

•

Free cash flow, a non-GAAP measure, is defined as cash flow from operating activities less capital expenditures. The following table presents a summary of our free cash flow for the quarter and year ended January 31, 2010.

	Three Months Ended January 31		Year Ended January 31
	2010	2009	2010	2009
	(In thousands)		(In thousands)
Cash flow from operating activities	10,197	19,108	45,413	41,086
Capital expenditures	(2,677)	(3,124)	(5,934)	(16,709)

Free cash flow	$7,520	$15,984	$39,479	$24,377

•	Our annual shareholder meeting will take place on Wednesday, June 2, 2010 at 10:00 a.m., Pacific time, at our corporate headquarters in Fairview, Oregon.

Cascade Corporation

March 31, 2010

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that a number of factors could cause our actual results to differ materially from any results indicated in this release or in any other forward-looking statements made by us, or on our behalf. These include among others, factors related to general economic conditions, interest rates, demand for materials handling products and construction equipment, performance of our manufacturing facilities and the cyclical nature of the materials handling and construction equipment industries. Further, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in our reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission.

Earnings Call Information:

We will discuss our results in a conference call on Wednesday, March 31, 2010 at 2:00 pm PDT. Robert C. Warren, Jr., President and Chief Executive Officer will host the call. The conference call can be accessed in the U.S. and Canada by dialing 866-225-8754, International callers can access the call by dialing 480-629-9296. Participants are encouraged to dial-in 15 minutes prior to the beginning of the call. A replay will be available for 48 hours after the live broadcast and can be accessed by dialing 800-406-7325 and entering passcode 4240758, or internationally, by dialing 303-406-7325 and entering passcode 4240758.

The call will be simultaneously webcast and can be accessed on the Investor Relations page of the company’s website, www.cascorp.com. Listeners should go to the website at least 15 minutes early to register, download and install any necessary audio software.

About Cascade Corporation:

Cascade Corporation, headquartered in Fairview, Oregon, is a leading international manufacturer of materials handling products used primarily on lift trucks. Additional information on Cascade is available on its website, www.cascorp.com.

Contact

Joseph G. Pointer

Chief Financial Officer

Cascade Corporation

Phone (503) 669-6300

Cascade Corporation

March 31, 2010

CASCADE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited — in thousands, except per share amounts)

	Three Months Ended January 31		Twelve Months Ended January 31
	2010	2009	2010	2009
Net sales	$80,572	$95,068	$314,353	$534,172
Cost of goods sold	62,179	72,122	243,283	385,624

Gross profit	18,393	22,946	71,070	148,548
Selling and administrative expenses	17,836	17,614	70,807	85,229
Environmental	1,255	—	1,255	—
Loss on disposition of assets, net	8	236	98	403
Amortization	47	518	403	2,519
Asset impairment	—	46,376	—	46,376
Restructuring costs	12,121	806	30,001	2,544

Operating income (loss)	(12,874)	(42,604)	(31,494)	11,477
Interest expense	506	608	1,889	4,083
Interest income	(85)	(209)	(328)	(608)
Foreign currency losses, net	159	1,239	443	3,611

Income (loss) before provision for income taxes	(13,454)	(44,242)	(33,498)	4,391
Provision for (benefit from) income taxes	976	(13,741)	5,151	3,124

Net income (loss)	$(14,430)	$(30,501)	$(38,649)	$1,267

Basic earnings (loss) per share	$(1.33)	$(2.82)	$(3.57)	$0.12
Diluted earnings (loss) per share	$(1.33)	$(2.82)	$(3.57)	$0.11

Basic weighted average shares outstanding	10,816	10,801	10,816	10,794
Diluted weighted average shares outstanding	10,816	10,998	10,816	11,077

Cascade Corporation

March 31, 2010

Cascade Corporation

Consolidated Balance Sheets

	As of January 31
	2010	2009
	(In thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$20,201	$31,185
Accounts receivable, less allowance for doubtful accounts of $1,328 and $1,441	50,910	64,568
Inventories	63,466	90,806
Deferred income taxes	4,230	4,712
Assets available for sale	9,125	—
Prepaid expenses and other	12,334	13,603

Total current assets	160,266	204,874
Property, plant and equipment, net	73,408	93,826
Goodwill	84,122	74,387
Deferred income taxes	21,022	21,347
Intangible assets, net	763	1,151
Other assets	2,350	1,998

Total assets	$341,931	$397,583

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Notes payable to banks	$2,927	$2,255
Current portion of long-term debt	499	501
Accounts payable	20,542	19,704
Accrued payroll and payroll taxes	7,683	7,992
Accrued restructuring costs	5,260	699
Other accrued expenses	10,977	12,005

Total current liabilities	47,888	43,156
Long-term debt, net of current portion	55,990	100,007
Accrued environmental expenses	4,161	3,748
Deferred income taxes	4,839	2,337
Employee benefit obligations	9,120	7,413
Other liabilities	4,171	3,955

Total liabilities	126,169	160,616

Shareholders’ equity:
Common stock, $.50 par value, 40,000 authorized shares; 10,885 and 10,852 shares shares issued and outstanding	5,443	5,426
Additional paid-in capital	7,119	3,574
Retained earnings	179,747	219,700
Accumulated other comprehensive income	23,453	8,267

Total shareholders’ equity	215,762	236,967

Total liabilities and shareholders’ equity	$341,931	$397,583

Cascade Corporation

March 31, 2010

CASCADE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited - in thousands)

	Three Months Ended January 31		Twelve Months Ended January 31
	2010	2009	2010	2009
Cash flows from operating activities:
Net income (loss)	$(14,430)	$(30,501)	$(38,649)	$1,267
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Fixed asset write off due to restructuring	4,175	—	9,004	—
Loss on asset impairment	—	46,376	—	46,376
Depreciation	2,829	3,135	11,893	13,801
Amortization	47	518	403	2,519
Share-based compensation	710	1,150	3,562	4,421
Deferred income taxes	1,497	(15,108)	3,233	(15,911)
Loss on disposition of assets, net	8	236	98	403
Changes in operating assets and liabilities:
Accounts receivable	2,695	26,521	18,172	21,386
Inventories	6,845	1,423	34,126	(16,065)
Prepaid expenses and other	1,626	(514)	2,488	(2,734)
Accounts payable and accrued expenses	1,421	(11,000)	1,348	(13,753)
Income taxes payable and receivable	1,305	(2,813)	(833)	(653)
Other assets and liabilities	1,469	(315)	568	29

Net cash provided by operating activities	10,197	19,108	45,413	41,086

Cash flows from investing activities:
Capital expenditures	(2,677)	(3,124)	(5,934)	(16,709)
Proceeds from disposition of assets	36	70	202	575

Net cash used in investing activities	(2,641)	(3,054)	(5,732)	(16,134)

Cash flows from financing activities:
Cash dividends paid	(217)	(2,170)	(1,304)	(8,460)
Payments on long-term debt	(16,124)	(19,122)	(92,983)	(68,945)
Proceeds from long-term debt	13,000	9,000	49,000	60,500
Notes payable to banks, net	(210)	(2,869)	628	(326)
Common stock issued under share-based compensation plans	—	—	—	130
Common stock repurchased	—	—	—	(3,220)
Tax effect from share-based compensation awards	—	12	—	(61)

Net cash used in financing activities	(3,551)	(15,149)	(44,659)	(20,382)

Effect of exchange rate changes	656	(2,983)	(6,006)	5,392

Change in cash and cash equivalents	4,661	(2,078)	(10,984)	9,962
Cash and cash equivalents at beginning of period	15,540	33,263	31,185	21,223

Cash and cash equivalents at end of period	$20,201	$31,185	$20,201	$31,185